UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 9, 2008

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Today, Humana Inc. (“Humana”) disclosed that its pricing for the 2009 stand-alone Part D drug benefit was above the Centers for Medicare & Medicaid Services (“CMS”) published benchmark premium rate in each of the 34 regions. Accordingly, the Company expects to lose all of its current approximately 308,000 auto-assigned dual eligible members effective January 1, 2009.

As discussed on numerous occasions during the past six months, Humana’s 2009 Part D and Medicare Advantage bidding strategy has been to adjust premiums and benefits to both reflect medical cost trends and achieve an overall Medicare pretax operating margin of approximately five percent. The Company continues to expect that it will achieve both of these objectives with its 2009 Medicare bids.

Humana is awaiting release by CMS of plan-specific premium and benefit information for all participating companies in all regions later this month or early next month. The Company expects to provide its regular detailed guidance on 2009 membership, revenues, and earnings in conjunction with its 3Q08 earnings release and conference call on November 3, 2008.

Cautionary Statement

This filing contains statements that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2007, its Form 10-Qs for the periods ended March 31, 2008 and June 30, 2008, and Form 8-Ks filed during 2008, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Steven E. McCulley
Steven E. McCulley Vice President and Controller Principal Accounting Officer

Dated: September 9, 2008